Exhibit 10.20

EXECUTION VERSION

PROMISSORY NOTE

$44,385,000.00	December 27, 2012

FOR VALUE RECEIVED, INLAND DIVERSIFIED LAS VEGAS CENTENNIAL GATEWAY, L.L.C., (“Centennial Borrower”) and INLAND DIVERSIFIED HENDERSON EASTGATE, L.L.C., (“Eastgate Borrower”) each a Delaware limited liability company,  having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 (Centennial Borrower and Eastgate Borrower each individually a “Maker”, and collectively “Makers”), hereby promise to pay to the order of THE ROYAL BANK OF SCOTLAND PLC at c/o RBS Financial Products Inc., 600 Washington Boulevard, Stamford, Connecticut 06901 (together with its successors and assigns “Payee”) or at such place as the holder hereof may from time to time designate in writing, the principal sum of FORTY-FOUR MILLION THREE HUNDRED EIGHTY-FIVE THOUSAND AND NO/100 DOLLARS ($44,385,000.00) (the “Principal”), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding at the Interest Rate, in installments as follows:

A.            A payment of $23,493.23 on the date hereof, representing interest from the date of funding through December 31, 2012;

B.            On February 1, 2013 (which shall be the first Payment Date hereunder) and each Payment Date thereafter, Makers shall pay interest on the unpaid Principal accrued at the Interest Rate during the immediately preceding Interest Period (the “Monthly Interest Payment Amount”); and

C.            The balance of the principal sum of this Note together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.  If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Makers shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

1.             Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings given in that certain Loan Agreement dated the date hereof between Makers and Payee (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”).  The following terms have the meanings set forth below:

Business Day:  any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Default Rate:  a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate, compounded monthly.

Interest Period:  (i) the period from the date hereof through the first day thereafter that is the last day of the current calendar month and (ii) each period thereafter from the first day of each calendar month through the last day of such calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.  Notwithstanding the foregoing, if Payee exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4 of the Loan Agreement, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

Interest Rate:  a rate of interest equal to 3.811% per annum (or, when applicable pursuant to this Note or any other Loan Document, the Default Rate).

Maturity Date:  the date on which the final payment of principal of this Note (or the Defeased Note, if applicable) becomes due and payable as provided herein or in the Loan Agreement, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Payment Date:  the 1st day of each calendar month or, upon Payee’s exercise of its right to change the Payment Date in accordance with Section 2.2.4 of the Loan Agreement, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter).  The first Payment Date hereunder shall be February 1, 2013.

Stated Maturity Date: January 1, 2023, as such date may be changed in accordance with Section 2.2.4 of the Loan Agreement.

Yield Maintenance Premium: an amount equal to the greater of (i) one percent (1%) of any applicable prepayment, or (b) the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate.

2.             Payments and Computations.  Interest on the unpaid Principal shall be computed on the basis of the actual number of days elapsed over a 360-day year.  All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement hereof, including, attorneys’ fees and court costs.

3.             Loan Documents.  This Note is evidence of that certain loan made by Payee to Makers contemporaneously herewith and is executed pursuant to the terms and conditions of the Loan Agreement.  This Note is secured by and entitled to the benefits of, among other things, the Mortgage and the other Loan Documents.  Reference is made to the Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured and the rights and duties of the holder of this Note.  No reference herein to and no provision of any other Loan Document shall alter or impair the obligation of any Maker, which is absolute and unconditional (except for Section 10.1 of the Loan Agreement), to pay the principal of and interest on this Note at the time and place and at the rates and in the monies and funds described herein.  All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents to be kept and performed by any Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and each Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms.

4.             Loan Acceleration; Prepayment.   The Debt, shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on the date on which it is due or upon the happening of any other Event of Default.  Neither Maker shall have any right to prepay or defease all or any portion of the Principal except in accordance with the Loan Agreement.  If prior to the Permitted Prepayment Date (i) Makers shall (notwithstanding such prohibition of prepayment) tender, and Payee shall, in its sole discretion, elect to accept, payment of the Debt, or (ii) the Debt is accelerated by reason of an Event of Default, then the Debt shall include, and Payee shall be entitled to receive, in addition to the outstanding principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium.  If any such prepayment is not made on a Payment Date, Makers shall also pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date.  The principal balance of this Note is subject to mandatory prepayment, without premium or penalty, in certain instances of Insured Casualty or Condemnation, as more particularly set forth in Sections 2.3.2 and 7.4.2 of the Loan Agreement.  All proceeds of any repayment, including permitted prepayments, of Principal shall be applied in accordance with Section 2.3.1 of the Loan Agreement.  During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Payee shall elect in Payee’s discretion.

5.             Default Rate.  After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

6.             Late Payment Charge.  If any Principal, interest or other sum due under any Loan Document (other than the payment of Principal on the Stated Maturity Date) is not paid by Makers on the date on which it is due, Makers shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment.  Such amount shall be secured by the Loan Documents.

7.             Amendments.  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.  Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee”,  “Maker” and “Makers” shall include their respective successors, assigns, heirs, executors and administrators.  If Makers consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

8.             Waiver.  Each Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration.  No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of any Maker, and any other person or party who may become liable under the Loan Documents, for the payment of all or any part of the Debt.  No notice to or demand on any Maker shall be deemed to be a waiver of the obligation of any Maker or of the right of Payee to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents.  If any Maker is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership or limited liability company, and the term “Maker,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and their partners or members shall not thereby be released from any liability.  If any Maker is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Maker,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder.  (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Mortgage or any other Loan Document.)

9.             Exculpation.  It is expressly agreed that recourse against any Maker for failure to perform and observe its obligations contained in this Note shall be limited as and to the extent provided in Section 10.1 of the Loan Agreement.

10.          Notices.  All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

11.          Joint and Several.  Each Person constituting Maker or Makers hereunder shall have joint and several liability for the obligations of Makers hereunder.

12.          No Conflicts.  In the event of any conflict between the provisions of this Note and any provision of the Loan Agreement, then the provisions of the Loan Agreement shall control.

13.          Governing Law.

A.    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH MAKER HEREBY

UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

B.    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST PAYEE OR ANY MAKER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN COOK COUNTY, ILLINOIS  AND EACH MAKER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  EACH MAKER DOES HEREBY ACKNOWLEDGE THAT DELIVERY OF SERVICE OF PROCESS TO THE ADDRESS PROVIDED IN THE PREAMBLE HEREOF AND WRITTEN NOTICE OF SAID SERVICE OF ANY MAKER MAILED OR DELIVERED TO ANY MAKER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH MAKER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF ILLINOIS.  EACH MAKER (i) SHALL GIVE PROMPT NOTICE TO PAYEE OF ANY CHANGED ADDRESS OF ITS ADDRESS HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN COOK COUNTY, ILLINOIS (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN COOK COUNTY, ILLINOIS OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTWITHSTANDING THE FOREGOING, AGENT SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT AGENT MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND EACH MAKER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first written.

MAKERS:

Inland Diversified Las Vegas Centennial Gateway, L.L.C., a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:	/s/ Mary J. Pechous

Inland Diversified Henderson Eastgate, L.L.C.,
a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:	/s/ Mary J. Pechous